Exhibit 32

CERTIFICATION OF CEO AND CAO
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of AMERIGROUP Corporation (the “Company”) on Form 10-K for the twelve-month period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jeffrey L. McWaters, as Chief Executive Officer of the Company, hereby certifies to the best of his knowledge, and Kathleen K. Toth, as Chief Accounting Officer (principal financial officer) of the Company, hereby certifies to the best of her knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section13(a) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

          /s/ Jeffrey L. McWaters
Jeffrey L. McWaters
Chairman and Chief Executive Officer
Date: March 9, 2004

          /s/ Kathleen K. Toth
Kathleen K. Toth
Executive Vice President and Chief Accounting Officer
(principal financial officer)
Date: March 9, 2004

     This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.